Exhibit 4.02

                          FIRST SUPPLEMENTAL INDENTURE

     This First Supplemental Indenture is entered into effective as of December 31, 2000 (this "Supplement") by and between Franchise Finance Corporation of America (formerly known as FFCA Maryland Corp.), a Maryland corporation ("FFCA Maryland"), and Wells Fargo Bank Arizona, N.A., a national banking association, as successor in interest to Norwest Bank Arizona, N.A. (the "Trustee"). This Supplement supplements that certain Indenture dated as of November 21, 1995 (the "Indenture"), by and between Franchise Finance Corporation of America, a Delaware corporation (the "Company"), and Norwest Bank Arizona, N.A. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

     WHEREAS, pursuant to Section 9.01 of the Indenture, without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto in order to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company therein and in the Securities; and

     WHEREAS, effective December 31, 2000, FFCA Maryland merged with and into the Company (the "Merger") and FFCA Maryland now desires to assume the covenants of the Company pursuant to the Indenture and in the Securities.

     NOW, THEREFORE, it is mutually covenanted and agreed as follows:

     Section 1. FFCA Maryland hereby expressly assumes the covenants of the Company pursuant to the Indenture and in the Securities.

     This Supplement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, FFCA Maryland and the Trustee have caused this First Supplemental Indenture to be duly executed by their respective officers as of the dated first written above.

                                        FRANCHISE FINANCE CORPORATION
                                        OF AMERICA, a Maryland corporation


                                        By /s/ Christopher H. Volk
                                           -------------------------------------
                                           Christopher H. Volk, President

Attest:


By /s/ Dennis L. Ruben
   ------------------------------------------
   Dennis L. Ruben, Secretary

                                        WELLS FARGO BANK ARIZONA, N.A.,
                                        a national banking association, as
                                        successor in interest to Norwest Bank
                                        Arizona N.A.


                                        By /s/ Eunice Ortega
                                           -------------------------------------
                                           Name: Eunice Ortega
                                           Title: Trust Officer

Attest:


By /s/ Kathleen Jakubowicz
   ----------------------------------
   Name: Kathleen Jakubowicz
   Title: Assistant Vice President

STATE OF ARIZONA         )
                         ) ss.
COUNTY OF MARICOPA       )

     On this 28th day of December, 2000, before me, the undersigned, a Notary Public in and for the State of Arizona duly commissioned and sworn, personally appeared Christopher H. Volk and Dennis L. Ruben to me known to be the persons who signed as President and Secretary, respectively, of FRANCHISE FINANCE CORPORATION OF AMERICA, a Maryland corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that they were duly elected, qualified and acting as said officers of the corporation, that they were authorized to execute said instrument and that the seal affixed if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                        /s/ Marcy Roberts
                                        ----------------------------------------
                                        (Signature of Notary)


                                        Marcy Roberts
                                        ----------------------------------------
                                        (Print or stamp name of Notary)

                                        NOTARY PUBLIC in and for the State of
                                        Arizona, residing at 200 E. Southern
                                        Ave, Tempe, Az

                                        My Appointment Expires:11/16/04

STATE OF ARIZONA         )
                         ) ss.
COUNTY OF MARICOPA       )

     On this 27th day of December, 2000, before me, the undersigned, a Notary Public in and for the State of Arizona duly commissioned and sworn, personally appeared Eunice Ortega and Kathleen Jakubowicz to me known to be the persons who signed as Trust Officer and Assistant Vice President, respectively, of WELLS FARGO BANK ARIZONA, N.A., a national banking association, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association for the uses and purposes therein mentioned and on oath stated that they were duly elected, qualified and acting as said officers of the national banking association, that they were authorized to execute said instrument and that the seal affixed if any, is the corporate seal of said national banking association.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                        /s/ Judith S. Podhorez
                                        ----------------------------------------
                                        (Signature of Notary)


                                        ----------------------------------------
                                        (Print or stamp name of Notary)

                                        NOTARY PUBLIC in and for the State of
                                        Arizona, residing at Maricopa County
                                        My Appointment Expires: Dec. 1, 2004